UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTION, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 20, 2002

MANUFACTURERS’ SERVICES LIMITED
(Exact name of registrant as specified in charter)

DELAWARE	001-15883	04-3258036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 BAKER AVENUE, CONCORD, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 287-5630

NOT APPLICABLE
(Former name or former address, if changed since last report.)

ITEM 5:  OTHER EVENTS

On June 20, 2002, Manufacturers’ Services Limited and its domestic subsidiaries entered into a new Credit Agreement with Bank of America, N.A. and certain other financial institutions named therein.

ITEM 7:  FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)                                  Exhibits

The following exhibits are filed herewith:

4.1                                 Credit Agreement dated as of June 20, 2002 by and between Manufacturers’ Services Limited and its domestic subsidiaries and Bank of America, N.A. and other financial institutions named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

MANUFACTURERS’ SERVICES LIMITED
(Registrant)

Date: June 28, 2002

By:	/s/ Albert A. Notini
Albert A. Notini
Executive Vice President and
Chief Financial Officer